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                                                                    EXHIBIT 3.91

                         CERTIFICATE OF INCORPORATION

                                      OF

                           POWDER RIVER COAL COMPANY

     FIRST:   The name of the corporation is

                           POWDER RIVER COAL COMPANY

     SECOND: Its registered office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

     THIRD:   The nature of the business, or purposes to be conducted or promoted, are:

     A. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     B. Without limiting the generality of the foregoing, to engage in the business of mining, extracting, recovering and removing coal; to construct, own and operate all necessary facilities; and to do all things necessary or convenience in connection therewith,

     C. To conduct its business in all or any of its branches in the State of Delaware and in any or all other states, territories or possessions of the United States of America and the District of Columbia, and in any or all foreign countries, to have one or more offices within or outside the State of Delaware, and to enter into partnership, joint venture or similar arrangements to engage in any of the foregoing activities.

     FOURTH: The corporation shall have authority to issue 1,000 shares of cordon stock with a par value of $100.00 per share. The minimum capital with which the corporation will commence business is One Thousand Dollars
($1,000.00).
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                                                                               2

     FIFTH:  The name and mailing address of the incorporator is as follows:

     Marvin O. Young             301 North Memorial Drive
                                 St. Louis, Missouri 63102

     SIXTH: The private property the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH:  The corporation is to have perpetual existence.

     EIGHTH:  The number of directors shall be fixed by the by-laws.

     NINTH: The power to make, alter and repeal by-laws of the corporation is conferred upon the board of directors.

     TENTH: The corporation reserves the right to agency, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, this 14th day of November, 1972.


                                         /s/ Marvin O. Young
                                         -----------------------------------
                                             Marvin O. Young
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                                                                               3

STATE OF MISSOURI  )
                   )  SS.
CITY OF ST. LOUIS  )


     BE IT REMEMBERED, that on this 14th day of November, 1972, personally came before me, a Notary Public for the State of Missouri, Marvin O. Young, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his free act and deed and that the facts therein stated are true.

     GIVEN under my hand and seal of office the day and year aforesaid.


                                         /s/ Marian E. Weir
                                         -----------------------------------
                                             Notary Public

My Commission expires:

July 27, 1975
-----------------------
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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     POWDER RIVER COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

     RESOLVED, That the Certificate of Incorporation of the Company be amended by the addition thereto after paragraph "Fourth" of a new paragraph reading as follows:

     "That the presently authorized and issued two shares of capital stock of the Company be changed and split up on the basis of three hundred shares without a par value for each issued and outstanding share with a par value of $100 per share for a total of 600 shares to be issued and outstanding; and that the remaining authorized and unissued shares with a par value of $100 per share be changed into 400 shares without a par value."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.
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                                                                               2

     IN WITNESS WHEREOF, said POWDER RIVER COAL COMPANY has caused this certificate to be signed by J. F. Lake, its President, and attested by T. L. O'Connor, it Secretary, this ____ day of October, 1987.


(SEAL)

                                   By   /s/  J.F. Lake
                                        ------------------------------
                                        J. F. Lake, President

ATTEST:


By   /s/ T. L. O'Connor
     -------------------------
     T. L. O'Connor, Secretary